UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2020 (March 27, 2020)

LUMOS PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4200 Marathon Blvd., Suite 200 Austin, TX		78756
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (512) 215-2630

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LUMO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)
Appointment of Chief Operating Officer

On April 2, 2020, Lumos Pharma, Inc. (the “Company”) announced the appointment of the Company’s current Chief Scientific Officer, John McKew, to the additional role of Chief Operating Officer of the Company, effective March 26, 2020. In connection with Dr. McKew’s appointment as Chief Operating Officer, Dr. McKew’s annual base salary was increased to $460,000, and his annual cash bonus opportunity target was set at 45% of his annual base salary.
A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
John McKew, Ph.D., age 56, has served as the Chief Scientific Officer of the Company since March 2020, and as the Chief Scientific Officer of Lumos Pharma Sub, Inc. (formerly “Lumos Pharma, Inc.”) from 2016 to March 2020.  From 2014 until 2016, Dr. McKew was V.P. of research for aTyr Pharma, Inc. where he led research aimed at understanding and harnessing the therapeutic potential of tRNA synthetases. From 2010 until 2014, Dr. McKew worked for the National Institutes of Health, during which time he served as a branch chief at the National Human Genome Research Institute Home from 2010 until 2013, and as the acting Scientific Director of the Division of Preclinical Innovation at the National Center for Advancing Translational Sciences (“NCATS”) from 2013 until 2014. His responsibilities included developing both the Therapeutics for Rare and Neglected Disease (“TRND”) and the Bridging Interventional Development Gaps programs. The department he led also included NCATS’s high throughput screening center and its Tox21 in vitro toxicology initiative. Before joining the NIH, Dr. McKew held a director level position at Wyeth Research in Cambridge, Massachusetts. Dr. McKew is also currently an Adjunct Associate Professor at the Boston University School of Medicine. Dr. McKew received a B.S. degree in chemistry and biochemistry from The State University of New York at Stony Brook, a Ph.D. in organic chemistry from the University of California, Davis, and held post-doctoral research positions at the University of Geneva and Firmenich, SA.

Dr. McKew has no family relationship with any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) not previously disclosed.
Hawkins’ Employment Agreement
On March 27, 2020, the Company entered into an employment agreement (the “Hawkins Employment Agreement”) with its Chief Executive Officer, President and Chairman, Mr. Hawkins, effective March 27, 2020, setting forth the terms of his employment. The Hawkins Employment Agreement has a 3 year-term and will automatically renew for one-year periods unless either party notifies the other party, in writing, at least 90 days prior to the end of the Employment Period or the renewal period that the Hawkins Employment Agreement will not be renewed.
Under the Hawkins Employment Agreement, Mr. Hawkins is entitled to an annual base salary of $560,000 and is eligible to receive an annual performance bonus with a target level at 55% of his base salary, with such bonus amount to be determined by the Company’s Board of Directors or its Compensation Committee in their sole discretion. Mr. Hawkins is entitled to participate in the Company benefit programs including participating in the Company’s profit sharing plans and the Company’s 401(k) plans, and he is entitled to reimbursement of out-of-pocket business expenses.
In connection with entering into the Hawkins Employment Agreement, the Company granted Mr. Hawkins an option (“Option”) to purchase 135,000 shares of the Company’s common stock and 25,000 restricted stock units (“RSUs”) under the Company’s 2009 Equity Incentive Plan, with a grant date of April 1, 2020. Such grants were previously disclosed on the Company's Current Report on Form 8-K filed on March 27, 2020. The Options will vest ratably on a monthly basis over 48 months from the grant date, so long as the executive officer remains employed by the Company. The exercise price per share for the Options will be the closing price for the Company’s Common Stock on the Nasdaq Stock Market on the grant date. The Options have a ten-year term. The RSUs will vest ratably on an annual basis over four years from the grant date, so long as the executive officer remains employed by the Company.
In the event that Mr. Hawkins is terminated by death or disability, the Company will pay Mr. Hawkins’ estate or beneficiaries accrued base salary and 100% of his bonus target.

In the event that Mr. Hawkins’s employment is terminated by the Company without “Cause” or by Mr. Hawkins for “Good Reason” (in each case, as defined in the Hawkins Employment Agreement), Mr. Hawkins will be eligible to receive, subject to his execution and non-revocation of a release of the claims: (i) a lump sum payment equal to 12 months of his base salary, (ii) a bonus payment in an amount equal to his target bonus, (iii) a prorated bonus payment in an amount equal to his target bonus prorated for the number of days served for the applicable year, (iv) a 12-month accelerated vesting for his equity awards, (v) an extension of exercise period so that he has 12 months after the separation date to exercise any vested equity awards, and (vi) reimbursement for COBRA health insurance premiums for up to 12 months.
In the event that Mr. Hawkins’s employment is terminated by the Company without “Cause” or by Mr. Hawkins for “Good Reason” (in each case, as defined in the Hawkins Employment Agreement), and such termination or resignation occurs within one month before, or within 13 months after a change in control, Mr. Hawkins will be eligible to receive, subject to his execution and non-revocation of a release of the claims: (i) a lump sum payment equal to 24 months of Mr. Hawkins’ base salary, (ii) a bonus payment in an amount equal to Mr. Hawkins’ target bonus multiplied by 2, (iii) a prorated bonus payment in an amount equal to his target bonus prorated for the number of days served for the applicable year, (iv) acceleration of vesting for 100% of his outstanding equity awards, (v) an extension of exercise period so that he has 24 months after the separation date to exercise any vested equity awards, and (vi) reimbursement for COBRA health insurance premiums for up to 24 months.
The Hawkins Employment Agreement also provides that, if compensation and benefits payable would be subject to Sections 280G and 4999 of the Internal Revenue Code, such amounts would be reduced to the extent such reduction would place Mr. Hawkins in a better net after-tax position.
McKew’s Employment Agreement
On April 1, 2020, the Company entered into an employment agreement (the “McKew Employment Agreement”) with its Chief Scientific Officer, Chief Operating Officer, Dr. McKew, effective March 27, 2020, setting forth the terms of his employment.
Under the McKew Employment Agreement, Dr. McKew is entitled to an annual base salary of $460,000 and is eligible to receive an annual performance bonus with a target level at 45% of his base salary, with such bonus amount to be determined by the Company’s Board of Directors or its Compensation Committee in their sole discretion. Dr. McKew is entitled to participate in the Company benefit programs including participating in the Company’s profit sharing plans and the Company’s 401(k) plans, and he is entitled to reimbursement of out-of-pocket business expenses.
In connection with entering into the McKew Employment Agreement, the Company granted Dr. McKew Option to purchase 65,000 shares of the Company’s common stock and 13,000 RSUs under the Company’s 2009 Equity Incentive Plan, with a grant date of April 1, 2020. Such grants were previously disclosed on the Company's Current Report on Form 8-K filed on March 27, 2020. The Options will vest ratably on a monthly basis over 48 months from the grant date, so long as the executive officer remains employed by the Company. The exercise price per share for the Options will be the closing price for the Company’s Common Stock on the Nasdaq Stock Market on the grant date. The Options have a ten-year term. The RSUs will vest ratably on an annual basis over four years from the grant date, so long as the executive officer remains employed by the Company.
In the event that Dr. McKew’s employment is terminated by the Company without “Cause” or by Dr. McKew for “Good Reason” (in each case, as defined in the McKew Employment Agreement), Dr. McKew will be eligible to receive, subject to his execution and non-revocation of a release of the claims: (i) a lump sum payment equal to 12 months of his base salary, (ii) a 12-month accelerated vesting for his equity awards, (iii) an extension of exercise period so that he has 12 months after the separation date to exercise any vested equity awards, and (iv) reimbursement for COBRA health insurance premiums for up to 12 months.
In the event that Dr. McKew’s employment is terminated by the Company without “Cause” or by Dr. McKew for “Good Reason” (in each case, as defined in the McKew Employment Agreement), and such termination or resignation occurs within one month before, or within 13 months after a change in control, Dr. McKew will be eligible to receive, subject to his execution and non-revocation of a release of the claims: (i) a lump sum payment equal to 18 months of Dr. McKew’s base salary, (ii) a bonus payment in an amount equal to Dr. McKew’s most recently paid bonus multiplied by 1.5, (iii) acceleration of vesting for 100% of his outstanding equity awards, (iv) an extension of exercise period so that he has 24 months after the separation date to exercise any vested equity awards, and (v) reimbursement for COBRA health insurance premiums for up to 18 months.
The McKew Employment Agreement also provides that, if compensation and benefits payable would be subject to Sections 280G and 4999 of the Internal Revenue Code, such amounts would be reduced to the extent such reduction would place Mr. Hawkins in a better net after-tax position.

The foregoing summary of the Hawkins Employment Agreement and the McKew Employment Agreement (together, “Employment Agreements”) does not purport to be complete and is qualified in its entirety by reference to the Employment Agreements entered into with each of Mr. Hawkins and Dr. McKew, which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Section 8 - Other Events

Item 8.01.     Other Events.

On March 30, 2020, Lumos Pharma, Inc. issued a press release titled "Lumos Pharma Appoints Joseph S. McCracken, DVM, MS to Board of Directors, Rick Hawkins, CEO, appointed Chairman of the Board."

A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated as of March 27, 2020, by and between the Registrant and Richard Hawkins.
10.2	Employment Agreement, dated as of March 27, 2020, by and between the Registrant and John McKew.
99.1	Press Release, dated April 2, 2020, entitled "Lumos Pharama Promotes John D. McKew, PhD to Chief Operating Officer and Chief Scientific Officer."
99.2	Press Release, dated March 30, 2020, entitled "Lumos Pharma Appoints Joseph S. McCracken, DVM, MS to Board of Directors, Rick Hawkins, CEO, appointed Chairman of the Board."

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    April 2, 2020

LUMOS PHARMA, INC., a Delaware corporation

By:	/s/ Richard J. Hawkins
Richard J. Hawkins
Its:	Chief Executive Officer